Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Keros Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o) and 457(r)	-	-	$278,502,824.75	0.00014760	$41,107.02	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	(2)		$71,497,175.25	(2)		S-3ASR	333-255724	May 3, 2021	$27,550(2)
	Total Offering Amounts					$350,000,000		$41,107.02
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$41,107.02
(1)    Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-279094 filed by the registrant on May 3, 2024.

(2)    The registrant previously paid registration fees of $27,550 in connection with the filing of a prospectus supplement, dated December 12, 2022, to the registrant’s registration statement on Form S-3ASR (File No. 333-255724) filed on May 3, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $71,497,175.25 of shares of common stock previously registered on the Prior Registration Statement and which remain unsold under the registrant’s “at the market offering” sales agreement with Leerink Partners LLC. Pursuant to Rule 415(a)(6), the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $278,502,824.75 of new securities being registered on this registration statement. The Prior Registration Statement expired on May 3, 2024 and in connection with such expiration, the offering of such securities registered on the Prior Registration Statement was terminated.